                                                                   EXHIBIT 10.63

                              EMPLOYMENT AGREEMENT

         This Employment Agreement, dated November 18, 2003, is between Linktone Ltd., a Cayman Islands exempted company (the "Company") and XIN YE, an individual residing at 1379 Petal Way, San Jose, California, 95129, USA ("Executive").

1.       POSITION AND RESPONSIBILITIES

         1.1 POSITION. Executive is employed by the Company to render services to the Company in the position of Chief Technology Officer. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company's sole discretion.

         1.2 OTHER ACTIVITIES. Executive shall devote his/her full business time, attention and skill to perform any assigned duties, services and responsibilities while employed by the Company, for the furtherance of the Company's business, in a diligent, loyal and conscientious manner. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive's duties and responsibilities hereunder or create a conflict of interest with the Company.

         1.3 NO CONFLICT. Executive represents and warrants that Executive's execution of this Agreement, Executive's employment with the Company, and the performance of Executive's proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

2.       COMPENSATION AND BENEFITS

         2.1 BASE SALARY. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary equivalent to Sixty Thousand Dollars ($60,000) per year ("Base Salary"). The Base Salary shall be paid in accordance with the Company's regularly established payroll practice. Executive's Base Salary shall be reduced by withholdings required by law. Executive's Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

         2.2 STOCK OPTIONS. The Company shall recommend to the Board of Directors that Executive be provided with an option to purchase 12,000 ordinary shares of the Company at a price per share equivalent to the ordinary shares' fair market value. This recommendation will be considered for approval at the Company's next Board of Directors' meeting. The price per share of any approved options will be determined at that meeting. Executive's entitlement to any stock options that may be approved is conditioned upon Executive's signing of the Stock Option Agreement and is subject to its terms and the terms of the Stock Option Plan under which the options are granted, including vesting requirements.

         2.3 BENEFITS. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated employees, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company's sole discretion. In addition, Executive shall be entitled to the following benefits:

                  2.3.1 Vacation. Executive will be entitled to receive four weeks of vacation annually in addition to PRC national public holidays;

                  2.3.2 Medical Expense Allowance. Executive will be entitled to an annual medical allowance of up to $2000;

                  2.3.3 Housing Allowance. Executive will receive a housing cash allowance of $3,000 per month. Executive is responsible for signing any long term leases associated with housing;

                  2.3.4 Car Allowance. Executive will receive a car allowance of $500 per month to rent (or purchase) a car and driver for both business and private purposes;

                  2.3.5 Air Fare Reimbursement. Executive shall have one economy class air fares for him and his family reimbursed for the purposes of home leave;

                  2.3.6 Relocation Expenses. Executive shall have the expenses related to moving to and from Shanghai reimbursed;

                  2.3.7 Child Education Expenses. Executive will receive a family education allowance of $1,000 per month;

         provided, however, that the benefits listed above in parts 2.3.3 to
2.3.7 shall not exceed $60,000 per year (the "Annual Benefits").

         If actual Annual Benefits paid are less than $60,000 per year, the remaining portion will be paid to the Executive in a one time Cost of Living Allowance (COLA) payment.

         2.4 EXPENSES. The Company shall reimburse Executive for reasonable travel and other business expenses, including obtaining visas and work permits, incurred by Executive in the performance of Executive's duties hereunder in accordance with the Company's expense reimbursement guidelines, as they may be amended in the Company's sole discretion.

         2.4 TAXATION. According to the presently valid tax laws of China, the Executive is required to pay individual income tax on all income derived from working in China. The Company will register the Executive with the local Tax Bureau (Foreign Taxation Branch). The Company may withhold individual income taxes from the Executive's salary or any bonus as required by applicable law, and in such case will remit them to the tax authorities on behalf of the Executive.

3.       TERM OF EMPLOYMENT

The employment of Executive shall be "at-will" at all times. The Company or Executive may terminate Executive's employment with the Company at any time, without any advance notice, for any reason or no reason at all. The at-will relationship may not be modified by anything contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease.

4.       TERMINATION OF EMPLOYMENT

         4.1 TERMINATION OF EMPLOYMENT. The Executive understands that its employment with the Company is "at-will", which means that its employment is for no definite period and may be terminated by either party at any time and for any reason with or without cause upon thirty (30) days' advance written notice. The Company shall have the option, in its complete discretion, to terminate the Executive at any time prior to the end of such notice period, provided the Company pays the Executive all compensation due and owing through the last day actually worked, plus an amount equal to the Base Salary and Annual Benefits the Executive would have received through the balance of the above notice period; thereafter, all of the Company's obligations under this Agreement shall cease. In the event the Executive is terminated without cause or by reason of Constructive Termination (as defined below), the Company will compensate the Executive with the equivalent of 3 months payment of the annual Base Salary and Annual Benefits. In addition, the Company will offer the Executive the opportunity to exercise any vested stock options according to the Executive's Stock Option Agreement for a period of 3 months from the date of termination. The Company may discipline or demote the Executive with or without cause and with or without prior notice.

         4.2 EXCLUSIVE TERMINATION PROVISIONS. This Article 4 is intended to be the complete and exclusive statement regarding the circumstances under which the Executive's employment may be terminated. It supersedes any prior agreement or representation. If any term of this Article 4 conflicts with any practice or policy of the Company, now or in the future, the terms of this
Article 4 will control. The Executive's status as an at-will employee may not be changed except by written agreement signed by the Company's Chief Executive Officer or his or her representative specially authorized in writing to fulfill this obligation under this Agreement.

         4.3 CONSTRUCTIVE TERMINATION. "Constructive Termination" shall be deemed to occur if there is (A)(1) a request by the Company for the Executive to relocate to a facility or location more than one hundred (100) miles from the Company's current location, or (2) there is a material adverse change in Executive's position causing such position to be of less stature or of less responsibility than Chief Technology Officer; and (B) within the ninety (90) day period immediately following such event Executive elects to terminate his employment voluntarily.

5.       POST-TERMINATION OBLIGATIONS

         5.1 RETURN OF PROPERTY. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive's employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive's employment.

         5.2 RESIGNATION AND COMPENSATION. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive's employment by the Company.

6.       INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY
         INFORMATION

         6.1 PROPRIETARY RIGHTS AND INFORMATION AGREEMENT. Executive agrees to sign and be bound by the terms of the Proprietary Rights and Information Agreement, which is attached as Exhibit A ("Proprietary Information Agreement").


         6.2 NON-DISCLOSURE OF THIRD PARTY INFORMATION. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive's immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

7.       LIMITED AGREEMENT NOT TO COMPETE OR SOLICIT

         7.1 NON-COMPETITION. During the term of this Agreement, and for 1 year after the termination of Executive's employment with the Company, Executive shall not, directly or indirectly, work as an employee, consultant, agent, principal, partner, manager, officer, or director for any person or entity who or which engages in a substantially similar business as the Company.

         For purposes of this Agreement the Company is currently engaged in the business of the development, marketing or distribution of wireless media, entertainment and communication services in China in three major categories: personalized media, games and entertainment, and information and communication.

         7.2 NON-SOLICITATION. Executive shall not, during his or her employment and for a period of 2 years immediately after termination of his or her employment, for any reason, either directly or indirectly: (a) call on, solicit, or take away any of the Company's customers or potential customers about whom Executive became aware or with whom Executive had contact as a result of Executive's employment with the Company, either for benefit of Executive or for any other person or entity; or (b) solicit, induce, recruit or encourage any of the Company's employees or contractors to leave the employ of the Company or cease providing services to the Company on behalf of the Executive or on behalf of any other person or entity.

8.       ARBITRATION

Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit B.

9.       AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

10.      ASSIGNMENT; BINDING EFFECT

         10.1 ASSIGNMENT. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

         10.2 BINDING EFFECT. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

11.      NOTICES

Any notice under this Agreement must be in writing and addressed to the Company or to Executive at the corresponding address below. Notices under this Agreement shall be effective upon (a) hand delivery, when personally delivered; (b) written verification of receipt, when delivered by overnight courier or certified or registered mail; or (c) acknowledgment of receipt of electronic transmission, when delivered via electronic mail or facsimile. Executive shall be obligated to notify the Company in writing of any change in Executive's address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company's Notice Address:

         Linktone Ltd
         Harbour Ring Plaza
         18 Xi Zang Zhong Lu
         Shanghai PRC 200001

Executive's Notice Address:

         Xin Ye
         1379 Peddle Way
         San Jose, California 95129
         USA

12.      SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

13.      TAXES

All amounts paid under this Agreement (including without limitation Base Salary) shall be reduced by all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

14.      GOVERNING LAW

The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York conflict of laws principles.

15.      INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

16.      OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive's obligations under this agreement, including but not limited to Exhibits B and C, shall survive the termination of employment and the termination of this Agreement.

17.      COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

18.      AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

19.      ENTIRE AGREEMENT

This Agreement (including the Exhibits attached hereto, which are incorporated herein by reference) is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the parties relating to the subject matter hereof and all past courses of dealing or industry custom.

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE'S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

LINKTONE LTD.:                                      EXECUTIVE:

By: Raymond Yang Lei /s/ Raymong Yang               By: Xin Ye /s/ Xin Ye
                     --------------------                      -----------------

Title:  Chief Executive Officer  CEO                Chief Technology Officer

                                                                       EXHIBIT A

                  PROPRIETARY RIGHTS AND INFORMATION AGREEMENT

                  In consideration of my employment by Linktone Ltd. (the "Company"), I hereby agree to the following restrictions and obligations placed on my use and development of information, technology, ideas, inventions and other materials:

1.       PROPRIETARY INFORMATION

         a. RESTRICTIONS ON PROPRIETARY INFORMATION. I agree that, during my employment and at all times thereafter, I will hold the Proprietary Information of the Company in strict confidence and will neither use the information for the benefit of myself or any other third party nor disclose it to anyone, except to the extent necessary to carry out my responsibilities as an employee of the Company or as specifically authorized in writing by a duly authorized officer of the Company other than me. I understand that "Proprietary Information" means all information pertaining in any manner to the business of the Company or its affiliates, consultants, customers, business associates or members, unless (i) the information is or becomes generally known to the public through lawful means and through no fault of mine; (ii) the information was part of my general knowledge prior to the initial disclosure of the information by the Company or any person under a duty of confidentiality; or (iii) the information is disclosed to me without restriction by a third party who rightfully possesses the information and is under no duty of confidentiality. This definition of "Proprietary Information" includes but is not limited to any and all (a) technical or non-technical information, know-how, computer software (whether in source code or object code form), programs, tools, data, research, designs, drawings, diagrams, plans, specifications, trade secrets, inventions, concepts, structures, improvements, products, patents pending, prototypes, processes, formulas, algorithms, methods, techniques, hardware, devices, schematics, works in process, systems, technologies or applications; (b) financial and other information about costs, profits, markets, sales and pricing structures, customers, subscribers, members, and bids; (c) plans, forecasts and strategies for business, marketing, future development and new product concepts; and (d) employee personnel files and information about employee compensation and benefits; in any form and whether or not labeled or identified as confidential or proprietary. I agree that I will have the burden of proving the applicability of any of the foregoing exceptions.

         b. LOCATION AND REPRODUCTION. I agree to maintain at my work station and/or any other place under my control only such Proprietary Information as I have a current "need to know." I agree to return to the appropriate person or location or otherwise properly dispose of Proprietary Information once that need to know no longer

                                                                       EXHIBIT A

exists. I also agree that I will make copies and otherwise reproduce Proprietary Information solely to the extent necessary to carry out my responsibilities as an employee of the Company or as specifically authorized by a duly authorized officer of the Company other than me.

         c. PRIOR ACTIONS AND KNOWLEDGE. Except as disclosed on Schedule A to this Agreement, I have no knowledge about the Company's business or Proprietary Information, other than information I have learned from the Company in the course of being hired and employed.

         d. THIRD-PARTY INFORMATION. I recognize that the Company has received and will receive confidential or proprietary information from third parties. I will hold all such information in the strictest confidence and will not use the information or disclose it to anyone (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party).

         e. INTERFERENCE WITH BUSINESS. I acknowledge that because of my position in the Company, I will have access to the Company's confidential information and trade secrets. I agree that during my employment with the Company and for a period of 2 years after termination of my employment with the Company, I shall not directly or indirectly (i) divert or attempt to divert from the Company (or any affiliate) any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers or (ii) solicit, induce, recruit or encourage any person employed by the Company to terminate his or her employment.

         f. NONCOMPETITION. I acknowledge that the Company's relationships with its customers, clients, vendors, employees and other entities are valuable business assets, and that there is a substantial likelihood that if I directly compete with the Company, it would result in the unauthorized use or disclosure of Proprietary Information or interfere with the Company's relationship with its customers, clients, vendors, employees and other entities, which use or disclosure of Proprietary Information would be extremely difficult to detect or prove. Therefore, and in consideration for my employment with the Company, I agree that during the period of my employment with the Company and for a period of 1 year after termination of my employment with Company, I shall not, directly or indirectly engage or participate in the development, marketing or distribution of wireless media, entertainment and communication services in China in three major categories: personalized media, games and entertainment, and information and communication.

                                                                       EXHIBIT A

2.       INNOVATIONS

         a. INNOVATIONS. "Innovations" collectively means any and all ideas, concepts, inventions, discoveries, developments, software, content, textual or artistic works, video, graphics, sound recordings, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies in any stage of development that are conceived, created, developed or reduced to practice by me alone or with others; any and all patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; and any and all improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction; except Innovations excluded in Schedule A.

         b. OWNERSHIP OF INNOVATIONS. I hereby agree and acknowledge that all Innovations shall be deemed to be "works made for hire" belonging to Company. To the extent that any such Innovations, under applicable law, may not be considered work made for hire by me for Company, or to the extent that such Innovation is a patentable invention under Title 35 of the United States Code, I agree to assign, and upon creation automatically assign, and transfer to the Company, without further consideration, my entire right, title and interest (throughout the United States and in all other countries or jurisdictions), free and clear of all liens and encumbrances, in and to all Innovations, including all intellectual property rights in such Innovations, as well as any extensions and renewals thereof. Such assignment and transfer to the Company shall be continuous during my employment as of the relevant time of development of each such Innovation. The Company may, in its sole discretion, agree to provide consideration for certain Innovations through a written agreement between the Company and the undersigned which specifically provides for such consideration; in all other cases, no consideration shall be paid. The Innovations shall be the sole property of the Company, whether or not copyrightable or patentable or in a commercial stage of development.

         c. MORAL RIGHTS. To the extent allowed by law, this assignment of Innovations includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," or the like (collectively "Moral Rights"). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

                                                                       EXHIBIT A

         d. LICENSE FOR OTHER INNOVATIONS. I agree not to incorporate into any Company property any work or invention owned by me or in which I have an interest without obtaining Company's prior written consent. If, after receiving such consent, in the course of my employment with the Company, I incorporate into Company property a work or invention owned by me or in which I have an interest, I hereby grant to the Company a worldwide, nonexclusive, royalty-free, irrevocable, perpetual, transferable and sublicenseable (through multiple tiers) license to make, use, import, offer for sale, sell, copy, distribute, publicly display, perform publicly and by means of a digital audio transmission such work or invention as part of and in connection with the Company property.

         e. ASSIST WITH REGISTRATION AND PROTECTION. In the event any Innovation shall be deemed by the Company to be copyrightable, patentable or otherwise registrable, I will assist the Company (at its expense) in every way deemed necessary or desirable by Company to protect the Innovations throughout the world, including without limitation, performing acts necessary for obtaining, maintaining and enforcing patent or other applicable registrations and vesting the Company, or any of its affiliates, with full title. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Innovation, due to my incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to do all lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by me.

         f. DISCLOSURE. I agree to maintain current and adequate written records on the development of all Innovations, and to disclose promptly to the Company all such Innovations and records. I further agree to disclose promptly to the Company any idea that I do not believe to be an Innovation, but which is conceived, developed, or reduced to practice by me (alone or with others) while I am employed by the Company, I will disclose the idea, along with all information and records pertaining to the idea, and the Company will examine the disclosure in confidence to determine if in fact it is an Innovation subject to this Agreement.

3. FORMER OR CONFLICTING AGREEMENTS

         a. FORMER AGREEMENTS. I represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company. I

                                                                       EXHIBIT A

have listed in Schedule A all other agreements concerning proprietary information or inventions to which I am a party and attached copies of any agreements in my possession. To the best of my knowledge, there is no other contract between me and any other person or entity that is in conflict with this Agreement or concerns proprietary information, inventions or assignment of ideas.

         b. PROHIBITION ON USE OF THIRD PARTY INFORMATION. I represent and warrant and covenant that I will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any. I acknowledge and agree that any violation of this provision shall be grounds for my immediate termination and could subject me to substantial civil liabilities and criminal penalties. I further specifically and expressly acknowledge that no officer or other employee or representative of the Company has requested or instructed me to disclose or use any such third party proprietary information or trade secrets.

4. TERMINATION

         a. RETURN OF THE COMPANY'S PROPERTY. I agree to promptly return to the Company upon termination of my employment all Proprietary Information, including all tangible embodiments of such Proprietary Information in my possession, and all personal property furnished to or prepared by me in the course of or incident to my employment. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or information pertaining to any Innovation.

         b. TERMINATION CERTIFICATE. In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B.

         c. SUBSEQUENT EMPLOYERS. I agree that after the termination of my employment with the Company, I will not enter into any agreement that conflicts with my obligations under this Agreement and will inform any subsequent employers of my obligations under this Agreement.

5. NO IMPLIED EMPLOYMENT RIGHTS

                  I recognize that nothing in this Agreement shall be construed to imply that my employment is guaranteed for any period of time. Unless stated in a written

                                                                       EXHIBIT A

agreement signed by a duly authorized officer of the Company, my employment is for an indefinite duration and at-will, and either the Company or I can terminate our employment relationship at any time, without notice and for any reason or no reason, with or without cause.

6.       REMEDIES

                  I recognize that nothing in this Agreement is intended to limit any remedy of the Company under any federal or state law concerning trade secrets. I recognize that my violation of this Agreement could cause the Company irreparable harm and agree that the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement.

7.       ASSIGNMENT

                  I acknowledge and agree that my performance is personal hereunder, and that I shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company. Subject to the foregoing restrictions on assignment, this Agreement shall inure to the benefit of the Company and its affiliates, officers, directors, agents, successors and assigns; and shall be binding on me and my heirs, devisees, spouses, agents, legal representatives and successors.

8.       GOVERNING LAW AND ARBITRATION

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law principles. Any dispute arising out of this Agreement that the Company and I cannot settle amicably shall be resolved exclusively by arbitration before one neutral arbitrator in the City of New York and administered by the American Arbitration Association ("AAA") in accordance with its Employment Dispute Arbitration Rules. The arbitrator shall be an attorney selected by mutual agreement of the Company and me; however, if we cannot agree on the selection of an arbitrator within fifteen (15) days following the delivery by either party to the other of a demand for arbitration, the arbitrator shall be selected by or in accordance with the Employment Dispute Arbitration Rules of the AAA.

9.       SEVERABILITY

                  If any provision of this Agreement, or application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be

                                                                       EXHIBIT A

 unenforceable, such provision shall be enforced to the greatest extent permitted by law and the remainder of this Agreement shall remain in full force and effect.

10.      AMENDMENT; WAIVERS

                  This Agreement may not be amended or waived except by a writing signed by me and by a duly authorized representative of the Company other than me. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

11.      INTERPRETATION

                  This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning of interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular and any gender shall include any other gender.

12.      ENTIRE AGREEMENT

         The terms of this Agreement are the final expression of my agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms. I acknowledge that the Company has not made any other representations or warranties concerning the subject matter of this Agreement. The termination of any employment or other agreement between the Company and me shall not terminate this Agreement and each and all of the terms and conditions hereof shall survive and remain in full force and effect.

                                                                       EXHIBIT A

                  I HEREBY ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND THE LEGAL EFFECT OF ITS TERMS. I HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT LEGAL COUNSEL AND AM ENTERING INTO THIS AGREEMENT FREELY BASED ON MY OWN JUDGMENT. I HAVE COMPLETELY NOTED ON SCHEDULE A TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, INVENTIONS, IDEAS, PROCESSES, INNOVATIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

                  Date: 11/18/2003

                                             Xin Ye

                                             Employee Name

                                                   /s/ Xin Ye
                                             -----------------------------------
                                             Employee Signature

                                                                       EXHIBIT A

                                   SCHEDULE A

                              EMPLOYEE'S DISCLOSURE

1. PROPRIETARY INFORMATION. Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of Linktone Ltd. (the "Company"), other than information I have learned from the Company in the course of being hired: ___________
         _______________________________________________________________________
         _______________________________________________________________________

2. PRIOR INNOVATIONS. Except as set forth below, there are no ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies in any stage of development that are conceived, developed or reduced to practice by me alone or with others; any patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; or any improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, that I wish to exclude from the operation of this Agreement:___________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

3. PRIOR AGREEMENTS. Except as set forth below, I am aware of no prior agreements between me and any other person or entity concerning proprietary information or inventions (attach copies of all agreements in your possession):
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

                  Date: 11/18/2003

                                             Xin Ye
                                             Employee Name

                                             /s/ Xin Ye
                                             -----------------------------------
                                             Employee Signature

                                                                       EXHIBIT A

                                   SCHEDULE B

                       TERMINATION CERTIFICATE CONCERNING
                        COMPANY PROPRIETARY INFORMATION

                  This is to certify that I have returned all property of Linktone Ltd. (the "Company"), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

                  I further certify that I have reviewed the Company's Proprietary Information Agreement ("Agreement") signed by me and that I have complied with and will continue to comply with each and all of its terms and conditions, including without limitation: (i) the reporting of any and all ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies; any and all patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; and any and all improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, conceived or developed by me alone or with others and covered by the Agreement and (ii) the preservation as confidential all Proprietary Information pertaining to the Company. This certificate in no manner limits my responsibilities or the Company's rights under the Agreement.

                  On termination of my employment with the Company, I will be employed by _____________________ [Name of New Employer] [in the ______________
division] and I will be working in connection with the following projects:

                  [generally describe the projects]
___________________________________________________________________

___________________________________________________________________

                  Date: 11/18/2003

                                             Xin Ye
                                             Employee Name

                                             /s/ Xin Ye
                                             -----------------------------------
                                             Employee Signature

                                                                       EXHIBIT B

                              ARBITRATION AGREEMENT

         Linktone Ltd. (the "Company") and Employee hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Employee and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company) relating in any manner to the employment or the termination of employment of Employee shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("the AAA Rules").

         Claims subject to arbitration shall include, without limitation: contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation.

         A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law.

         Either the Company or Employee may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit of claim in any way related to any arbitrable claim. Nothing in this Agreement, however, precludes a party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim.

         All arbitration hearings under this Agreement shall be conducted in New York, unless otherwise agreed by the parties. The arbitration provisions of this Arbitration Agreement shall be governed by the Federal Arbitration Act. In all other respects, this Arbitration Agreement shall be construed in accordance with the laws of the State of New York, without reference to conflicts of law principles.

         Each party shall pay its own costs and attorney's fees, unless a party prevails on a statutory claim, and the statute provides that the prevailing party is entitled to payment of its

                                                                       EXHIBIT B

attorneys' fees. In that case, the arbitrator may award reasonable attorneys' fees and costs to the prevailing party as provided by law.

         This Agreement does not alter Employee's at-will employment status. Accordingly, Employee understands that the Company may terminate Employee's employment, as well as discipline or demote Employee, at any time, with or without prior notice, and with or without cause. The parties also understand that Employee is free to leave the Company at any time and for any reason, with or without cause and with or without advance notice.

         If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The parties' obligations under this Agreement shall survive the termination of Employee's employment with the Company and the expiration of this Agreement.

         The Company and Employee understand and agree that this Arbitration Agreement contains a full and complete statement of any agreements and understandings regarding resolution of disputes between the parties, and the parties agree that this Arbitration Agreement supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this agreement. The parties also agree that the terms of this Arbitration Agreement cannot be revoked or modified except in a written document signed by both Employee and an officer of the Company.

THE PARTIES ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND HAVE AVAILED THEMSELVES OF THAT OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.

Date: 11/18/2003

Signed: /s/ Xin Ye
        -------------------------------
                    Employee

                                                                       EXIHIBT B

Date:    11/18/03

Signed: /s/ Mark Begert
        -----------------------------------------
        By: Mark Begert
        Position: Chief Financial Officer
        Linktone Ltd.

                                                                       EXHIBIT C

                       CERTIFICATE REGARDING CONFIDENTIAL
                          AND TRADE SECRET INFORMATION

                  I understand that Linktone Ltd. (the "Company") has hired me because of my job experience and qualifications, and not because it wants to obtain trade secrets or other confidential or proprietary information from my previous employers. Accordingly, I hereby certify that:

1. I have returned all property provided to me, or obtained by me, from my previous employers including, without limitation: all books, manuals, records, models, drawings, reports, notes, contracts, customer lists and other lists, blueprints, equipment, and other documents and materials. In addition, I did not make or distribute any copies of the foregoing, except as authorized by my previous employers.

2. Listed on Schedule "A" are all non-disclosure, non-competition, and non-solicitation agreements that I signed with previous employers. I have also attached copies of all such agreements in my possession. To the best of my knowledge, there are no other agreements between me and any other person or entity concerning non-disclosure of proprietary information, non-competition, or non-solicitation. I have reviewed the agreements listed on Schedule "A," and I have complied with and will continue to comply with all of the lawful terms of these agreements, including the preservation as confidential of all trade secret and confidential information pertaining to my previous employers.

3. My performance of my job duties for the Company will not breach any agreement to keep in confidence confidential, proprietary, and trade secret information that I may have acquired during my previous employment.

4. During my employment with the Company, I will not disclose to the Company any confidential, proprietary, or trade secret information of any of my previous employers; I will not bring such information to the Company's attention; and I will not use such information in my own employment by the Company.

                  Date: 11/18/2003

                                                     /s/ Xin Ye
                                                     ---------------------------
                                                     Employee Signature

                                                     Xin Ye
                                                     Printed Name
                                                     Chief Technology Officer
                                                     Position

                                                                       EXHIBIT C

                                  SCHEDULE "A"

                  PRIOR AGREEMENTS. Below is a list of all non-disclosure, non-competition, and non-solicitation agreements between me and any other entity that I have signed or that may apply to me in any way:

1. _____________________________________________________________________

2. _____________________________________________________________________

3. _____________________________________________________________________

4. _____________________________________________________________________

5. _____________________________________________________________________

6. _____________________________________________________________________

7. _____________________________________________________________________

8. _____________________________________________________________________

9. _____________________________________________________________________

10. _____________________________________________________________________


Please attach copies of all agreements in your possession, unless confidentiality provisions prohibit you from attaching the agreements.

                                                                               2